UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 647-6400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On May 28, 2009, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and year ended March 28, 2009, as well as first quarter and fiscal 2010 estimated comparable store sales and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Voluntary Disclosure of Other Events
On May 28, 2009, the Company announced that it had signed a definitive agreement to acquire twenty-six St. Louis, Missouri-based Autotire Car Care Centers from Am-Pac Tire Distributors, Inc., a wholly-owned subsidiary of American Tire Distributors. The purchase price for the acquisition is approximately $10 million and is expected to close by the end of June 2009. Further details are contained in the press release furnished as Exhibit 99.1.
On May 28, 2009, the Company announced the declaration by its Board of Directors of a quarterly cash dividend of $.07 per share payable on June 19, 2009 to shareholders of record on June 9, 2009. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release regarding results of operations and the acquisition, dated May 28, 2009.
99.2	Press Release regarding quarterly cash dividend, dated May 28, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
June 1, 2009	By:	/s/ Catherine D'Amico
Catherine D'Amico
Executive Vice President - Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release regarding results of operations and the acquisition, dated May 28, 2009.
99.2	Press Release regarding quarterly cash dividend, dated May 28, 2009.